EXHIBIT 99.1

REALNETWORKS ANNOUNCES THIRD QUARTER 2012 RESULTS

SEATTLE – October 30, 2012 – RealNetworks, Inc. (Nasdaq: RNWK) today announced results for the third quarter ended Sept. 30, 2012.

Quarterly Summary:

•	Revenue of $59.1 million

•	Net loss of $(22.2) million or $(0.63) per share

•	Adjusted EBITDA of $(6.0) million

•	Cash and short term investments of $273.7 million as of Sept. 30, 2012

“We are working hard to put RealNetworks on a path to growth and profitability,” said Rob Glaser, Chairman and interim CEO of RealNetworks. “We have made progress and have a strategy that we are in the process of implementing.”

Third Quarter Results

For the third quarter of 2012, revenue was $59.1 million, a sequential decrease of 10% from the second quarter of 2012, and a decrease of 30% compared with the third quarter of 2011. Revenue trends in each of RealNetworks’ businesses in the third quarter of 2012 compared with the year-earlier quarter were: a 6% decrease in Emerging Products revenue to $10.1 million, a 33% decrease in Core Products revenue to $34.1 million, and a 35% decrease in Games revenue to $14.9 million.

Net loss for the third quarter of 2012 was $(22.2) million, or $(0.63) per share, compared with a net loss of $(5.2) million, or $(0.15) per share, in the third quarter of 2011. Net loss for the most-recent quarter included restructuring charges of $11.0 million primarily for employee severance costs, costs associated with the transfer of some SaaS contracts to Livewire Mobile, Inc., and a loss on excess office facilities; and $2.2 million in gains on the sale of a portion of the company’s investment in LoEn Entertainment, Inc. RealNetworks’ share of Rhapsody losses increased to $(1.6) million in the third quarter of 2012 from $(1.4) million in the third quarter of 2011.

Adjusted EBITDA loss for the third quarter was $(6.0) million, compared with adjusted EBITDA of $4.1 million for the third quarter of 2011. A reconciliation of GAAP operating income and loss to adjusted EBITDA is provided in the financial tables that accompany this release.

As of Sept. 30, 2012, RealNetworks had $273.7 million in unrestricted cash, cash equivalents and short-term investments, of which approximately $40.8 million is held in foreign jurisdictions, compared with cash of $185.1 million at Dec. 31, 2011. The increase in the cash balance reflects the proceeds from the sale of patent assets to Intel in the second quarter of 2012 and other asset sales in the second and third quarters of 2012, partially offset by cash used in operations and restructuring expenses over the first three quarters of the year. In addition, RealNetworks had $46.9 million in restricted cash and available-for-sale securities as of Sept. 30, 2012.

Segment Operating Results

	2012	2012	2011
	Q3	Q2	Q3
	(in thousands)
Revenue
Core Products	$34,078	$38,250	$50,705
Emerging Products	10,134	9,913	10,764
Games	14,876	17,363	22,945
Corporate	—	—	—

Total	$59,088	$65,526	$84,414

Operating Income (loss)
Core Products	$1,180	$4,140	$8,815
Emerging Products	(152)	1,021	(2,033)
Games	(1,708)	(1,302)	1,589
Corporate	(22,495)	100,309	(11,854)

Total	$(23,175)	$104,168	$(3,483)

Adjusted EBITDA
Core Products	$3,736	$6,628	$11,617
Emerging Products	158	1,266	(1,711)
Games	(894)	(619)	2,275
Corporate	(9,042)	(13,784)	(8,094)

Total	$(6,042)	$(6,509)	$4,087

Business Outlook

For the fourth quarter of 2012, RealNetworks expects revenue of $60.0 million to $63.0 million. The company expects revenue from Core Products to increase, revenue from Emerging Products to be flat and revenue from Games to decline sequentially. Year-over-year, revenue is expected to decline in all segments. RealNetworks expects to report a fourth-quarter adjusted EBITDA loss of $(4.0) million to $(7.0) million.

The foregoing forward-looking statements reflect RealNetworks’ expectations as of October 30, 2012. It is not RealNetworks’ general practice to update these forward-looking statements until its next quarterly results announcement.

Webcast and Conference Call Information

The company will host an audio Webcast conference call to review results and discuss the company’s operations for the third quarter at 5:00 p.m. ET on October 30. The Webcast will be available at: http://investor.realnetworks.com.

Webcast participants will need RealPlayer® to hear the webcast, which can be downloaded at www.real.com.

The on-demand Webcast will be available beginning approximately two hours following the conclusion of the live Webcast.

Conference Call Details

5 p.m. ET / 2 p.m. PT

Dial in:

888-790-3162 Domestic

415-228-4854 International

Passcode: Third Quarter Earnings

Leader: Rob Glaser

Telephonic replay will be available until 8 p.m. ET, Nov. 13, 2012.

Replay dial in:

866-425-0182 Domestic

203-369-0874 International

For More Information:

Marj Charlier, Investor Relations at RealNetworks, Inc.

206-892-6785 or mcharlier@realnetworks.com

Press Only:

Barbara Krause, Krause Taylor Associates for RealNetworks, Inc.

408-981-2429 or barbara@krause-taylor.com.

About RealNetworks:

RealNetworks creates innovative applications and services that make it easy to connect with and enjoy digital media. RealNetworks invented the streaming media category in 1995 and continues to connect consumers with their digital media both directly and through partners, aiming to support every network, device, media type and social network. RealNetworks’ corporate information is located at http://www.realnetworks.com.

About Non-GAAP Financial Measures:

To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP in this press release, the company also discloses certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA by reporting segment, which management believes provide investors with useful information.

In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP operating income (loss) to adjusted EBITDA and to adjusted EBITDA by reporting segment.

The rationale for management’s use of non-GAAP measures is included in the supplementary materials presented with the Third quarter earnings materials. Please refer to Exhibit 99.2 (“Information Regarding Non-GAAP Financial Measures”) to the company’s report on Form 8-K, which is being submitted today to the SEC.

Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to RealNetworks’ current expectations for total and segment revenue; adjusted EBITDA; the development of its business plans; and the implementation of a strategy for growth and profitability. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: RealNetworks’ ability to realize operating efficiencies, growth and other benefits from the implementation of its strategic initiatives; the emergence of new entrants and competition in the market for digital media products and services; other competitive risks, including the growth of competing technologies, products and services; the potential outcomes and effects of claims and legal proceedings on RealNetworks’ business, prospects, financial condition or results of operations; risks associated with key customer or strategic relationships, business acquisitions and the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; fluctuations in foreign currencies; and changes in RealNetworks’ effective tax rate. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of RealNetworks’ financial statements and forward-looking financial guidance requires the company to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

RealNetworks, RealPlayer and GameHouse are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Net revenue	$59,088	$84,414	$191,578	$255,467
Cost of revenue	25,244	31,816	78,633	94,548

Gross profit	33,844	52,598	112,945	160,919

Sale of patents and other technology assets, net of costs (A)	—	—	116,353	—

Operating expenses:
Research and development	15,321	16,496	49,167	54,200
Sales and marketing	21,972	28,625	68,462	85,958
General and administrative	8,759	10,522	35,103	27,018
Restructuring and other charges	10,724	438	13,872	7,850
Loss (gain) on excess office facilities	243	—	243	(174)

Total operating expenses	57,019	56,081	166,847	174,852

Operating income (loss)	(23,175)	(3,483)	62,451	(13,933)

Other income (expenses):
Interest income, net	164	672	1,033	1,362
Gain (loss) on sale of equity and other investments, net	2,210	—	5,288	—
Equity in net loss of Rhapsody investment	(1,613)	(1,440)	(4,095)	(5,739)
Other income (expense), net	248	(228)	1,674	(661)

Total other income (expense), net	1,009	(996)	3,900	(5,038)

Income (loss) before income taxes	(22,166)	(4,479)	66,351	(18,971)
Income tax (expense) benefit	(48)	(703)	(24,583)	(5,365)

Net income (loss)	$(22,214)	$(5,182)	$41,768	$(24,336)

Basic net income (loss) per share	$(0.63)	$(0.15)	$1.20	$(0.71)
Diluted net income (loss) per share	$(0.63)	$(0.15)	$1.19	$(0.71)

Shares used to compute basic net income (loss) per share	34,998	34,199	34,747	34,081
Shares used to compute diluted net income (loss) per share	34,998	34,199	35,000	34,081

(A)	On April 5, 2012, RealNetworks completed the sale of certain patents and other technology assets to Intel for a cash purchase of $120.0 million.

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2012	December 31, 2011
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$170,702	$106,333
Short-term investments	103,046	78,739
Trade accounts receivable, net	35,716	41,165
Deferred costs, current portion	1,910	1,424
Prepaid expenses and other current assets	19,901	21,902

Total current assets	331,275	249,563

Equipment, software, and leasehold improvements, at cost:
Equipment and software	100,053	104,352
Leasehold improvements	26,184	25,947

Total equipment, software, and leasehold improvements	126,237	130,299
Less accumulated depreciation and amortization	93,287	92,825

Net equipment, software, and leasehold improvements	32,950	37,474

Restricted cash equivalents and investments	10,064	10,168
Equity method investments	3,703	7,798
Available for sale securities	36,819	37,204
Other assets	3,197	2,954
Deferred costs, non-current portion	170	843
Deferred tax assets, net, non-current portion	4,566	18,419
Other intangible assets, net	4,085	7,169
Goodwill	6,375	6,198

Total assets	$433,204	$377,790

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,350	$17,151
Accrued and other liabilities	62,215	59,194
Deferred revenue, current portion	11,558	11,835
Accrued loss on excess office facilities, current portion	747	596

Total current liabilities	95,870	88,776

Deferred revenue, non-current portion	159	195
Accrued loss on excess office facilities, non-current portion	1,229	2,151
Deferred rent	2,712	2,944
Deferred tax liabilities, net, non-current portion	1,085	1,443
Other long-term liabilities	10,290	10,994

Total liabilities	111,345	106,503

Shareholders’ equity	321,859	271,287

Total liabilities and shareholders’ equity	$433,204	$377,790

RealNetworks, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2012	2011
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$41,768	$(24,336)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	12,478	12,519
Stock-based compensation	6,419	9,086
Loss (gain) on disposal of equipment, software, and leasehold improvements	1,965	81
Equity in net loss of Rhapsody investment	4,095	5,739
Excess tax benefit from stock option exercises	—	(57)
Deferred income taxes, net	22,399	(429)
Gain on sale of patent and other technology assets, net of costs	(116,353)	—
Gain on sale of equity and other investments, net	(5,288)	—
Realized translation gain	(1,968)	—
Other	—	(19)
Net change in certain operating assets and liabilities	3,735	(9,960)

Net cash provided by (used in) operating activities	(30,750)	(7,376)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(6,478)	(6,013)
Proceeds from sale of patents and other technology assets, net of costs	116,353	—
Proceeds from sale of equity and other investments	7,244	—
Purchases of short-term investments	(76,191)	(77,078)
Proceeds from sales and maturities of short-term investments	51,885	95,104
Decrease (increase) in restricted cash equivalents and investments, net	103	(141)
Payment of acquisition costs, net of cash acquired	—	(2,888)

Net cash provided by (used in) investing activities	92,916	8,984

Cash flows from financing activities:
Proceeds from issuance of common stock (stock options and stock purchase plan)	3,240	1,940
Tax payments from shares withheld upon vesting of restricted stock	(964)	—
Excess tax benefit from stock option exercises	—	57
Payment of common stock cash dividend	—	(136,793)

Net cash provided by (used in) financing activities	2,276	(134,796)

Effect of exchange rate changes on cash and cash equivalents	(73)	(19)

Net increase (decrease) in cash and cash equivalents	64,369	(133,207)
Cash and cash equivalents, beginning of period	106,333	236,018

Cash and cash equivalents, end of period	$170,702	$102,811

RealNetworks, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)

	2012			2011
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
		(in thousands)
Net Revenue by Line of Business:
Core Products (A)	$34,078	$38,250	$37,697	$46,693	$50,705	$45,735	$48,107
Emerging Products (B)	10,134	9,913	10,159	11,974	10,764	12,717	11,135
Games (C)	14,876	17,363	19,108	21,552	22,945	25,300	28,059

Total net revenue	$59,088	$65,526	$66,964	$80,219	$84,414	$83,752	$87,301

Core Products Revenue by Product:
SaaS (D)	$20,697	$23,286	$23,463	$28,255	$30,381	$30,216	$30,526
Systems Integration / Professional Services (E)	247	965	426	771	3,844	388	1,840
Technology Licensing (F)	6,079	7,189	6,207	9,246	6,250	6,508	6,425
Consumer Subscriptions (G)	7,055	6,810	7,601	8,421	10,230	8,623	9,316

Total Core Products net revenue	$34,078	$38,250	$37,697	$46,693	$50,705	$45,735	$48,107

Net Revenue by Geography:
United States	$29,101	$28,614	$31,814	$37,298	$38,969	$41,984	$44,469
Rest of world	29,987	36,912	35,150	42,921	45,445	41,768	42,832

Total net revenue	$59,088	$65,526	$66,964	$80,219	$84,414	$83,752	$87,301

Product Metrics (subscribers and ICM presented as greater than):
Addressable subscribers of mobile operators under contract (H)	700,000	725,000	725,000	725,000	700,000	775,000	775,000
SaaS subscribers (I)	26,500	30,600	30,500	30,050	34,000	34,550	35,900
Monthly SaaS ARPU (in cents) (J)	$0.17	$0.16	$0.15	$0.19	$0.17	$0.18	$0.18
ICM delivered in billions (K)	173	162	166	165	162	157	151
Consumer subscribers (L)	350	350	400	425	500	475	500

Net Revenue by Line of Business:

(A)	The Core Products segment primarily includes revenue from SaaS services, system integration and professional services to carriers and mobile handset companies, sales of technology licenses of our software products such as Helix for handsets, consumer subscriptions such as SuperPass and our international radio subscription services.
(B)	The Emerging Products segment primarily includes revenue from RealPlayer and related products, such as the distribution of third party software products, advertising on RealPlayer websites and sales of RealPlayerPlus software licenses to consumers.
(C)	The Games segment primarily includes revenue from sales of games licenses, online games subscription services, advertising on game sites and social network sites, games syndication services, microtransactions from online and social games and sales of mobile games.

Core Products Revenue by Product:

(D)	Software as a Service (SaaS) revenue includes revenue from music on demand (MOD), video on demand (VOD), ringtones, ringback tones (RBT) and intercarrier messaging services provided to network service providers, who are largely mobile phone networks.
(E)	Systems Integrations / Professional Services revenue includes professional services, other than those associated with software sales, provided to mobile carriers and handset manufacturers.
(F)	Technology Licensing includes revenue from sales of software and other intellectual property licenses such as Helix server licenses and Helix software licenses for handsets.
(G)	Consumer Subscriptions includes revenue from SuperPass as well as our international radio subscription services.

Product Metrics:

(H)	Total subscribers reported at the end of the quarter of mobile carriers that offer one or more of our SaaS services, other than intercarrier messaging services, to their customers.
(I)	SaaS subscribers include RBT, MOD and VOD services, measured at the end of the quarter.
(J)	Monthly SaaS ARPU (Average Revenue Per User) is calculated by dividing (a) the total quarterly revenue from SaaS subscription services, including RBT, MOD, VOD, by (b) the number of SaaS subscribers at the end of the quarter, and dividing the resulting quotient by three.
(K)	ICM (Intercarrier message) represents the total number of messages delivered across our messaging platform during the quarter.
(L)	Consumer subscribers primarily includes our SuperPass and GamePass products.

RealNetworks, Inc. and Subsidiaries

Segment Results of Operations

(Unaudited)

	2012		2011	2012	2011
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Core Products
Net revenue	$34,078	$38,250	$50,705	$110,025	$144,547
Cost of revenue	17,323	17,681	22,492	52,832	62,829

Gross profit	16,755	20,569	28,213	57,193	81,718
Gross margin	49%	54%	56%	52%	57%
Operating expenses	15,575	16,429	19,398	50,072	57,958

Operating income (loss)	$1,180	$4,140	$8,815	$7,121	$23,760

Adjusted EBITDA	$3,736	$6,628	$11,617	$14,764	$31,777

Emerging Products
Net revenue	$10,134	$9,913	$10,764	$30,206	$34,616
Cost of revenue	2,041	1,800	3,913	5,946	8,431

Gross profit	8,093	8,113	6,851	24,260	26,185
Gross margin	80%	82%	64%	80%	76%
Operating expenses	8,245	7,092	8,884	22,883	28,144

Operating income (loss)	$(152)	$1,021	$(2,033)	$1,377	$(1,959)

Adjusted EBITDA	$158	$1,266	$(1,711)	$2,178	$(1,192)

Games
Net revenue	$14,876	$17,363	$22,945	$51,347	$76,304
Cost of revenue	4,936	5,572	7,197	17,169	23,771

Gross profit	9,940	11,791	15,748	34,178	52,533
Gross margin	67%	68%	69%	67%	69%
Operating expenses	11,648	13,093	14,159	38,171	46,184

Operating income (loss)	$(1,708)	$(1,302)	$1,589	$(3,993)	$6,349

Adjusted EBITDA	$(894)	$(619)	$2,275	$(1,837)	$8,363

Corporate
Net revenue	$—	$—	$—	$—	$—
Cost of revenue	944	909	(1,786)	2,686	(483)

Gross profit	(944)	(909)	1,786	(2,686)	483
Gross margin	N/A	N/A	N/A	N/A	N/A
Gain on sale of patents and other technology assets, net of costs	—	117,933	—	116,353	—
Operating expenses	21,551	16,715	13,640	55,721	42,566

Operating income (loss)	$(22,495)	$100,309	$(11,854)	$57,946	$(42,083)

Adjusted EBITDA	$(9,042)	$(13,784)	$(8,094)	$(35,073)	$(25,097)

Total

Net revenue	$59,088	$65,526	$84,414	$191,578	$255,467
Cost of revenue	25,244	25,962	31,816	78,633	94,548

Gross profit	33,844	39,564	52,598	112,945	160,919
Gross margin	57%	60%	62%	59%	63%
Gain on sale of patents and other technology assets, net of costs	—	117,933	—	116,353	—
Operating expenses	57,019	53,329	56,081	166,847	174,852

Operating income (loss)	$(23,175)	$104,168	$(3,483)	$62,451	$(13,933)

Adjusted EBITDA	$(6,042)	$(6,509)	$4,087	$(19,968)	$13,851

RealNetworks, Inc. and Subsidiaries

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment

(Unaudited)

	2012		2011	2012	2011
	Q3	Q2	Q3	YTD	YTD
	(in thousands)
Core Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$1,180	$4,140	$8,815	$7,121	$23,760
Acquisitions related intangible asset amortization	796	786	833	2,384	2,017
Depreciation and amortization	1,760	1,702	1,969	5,259	6,000

Adjusted EBITDA	$3,736	$6,628	$11,617	$14,764	$31,777

Emerging Products

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(152)	$1,021	$(2,033)	$1,377	$(1,959)
Acquisitions related intangible asset amortization	62	79	79	220	132
Depreciation and amortization	248	166	243	581	635

Adjusted EBITDA	$158	$1,266	$(1,711)	$2,178	$(1,192)

Games

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(1,708)	$(1,302)	$1,589	$(3,993)	$6,349
Acquisitions related intangible asset amortization	171	207	257	587	767
Depreciation and amortization	643	476	429	1,569	1,247

Adjusted EBITDA	$(894)	$(619)	$2,275	$(1,837)	$8,363

Corporate

Reconciliation of segment GAAP operating income (loss) to adjusted EBITDA by reporting segment:
Operating income (loss)	$(22,495)	$100,309	$(11,854)	$57,946	$(42,083)
Other income (expense), net	248	(49)	(228)	1,674	(661)
Depreciation and amortization	636	628	593	1,878	1,721
Restructuring and other charges	10,724	1,539	438	13,872	7,850
Stock-based compensation	1,602	1,722	2,957	5,667	8,250
Gain on sale of patents and other technology assets, net of costs	—	(117,933)	—	(116,353)	—
Loss (Gain) on excess office facilities	243	—	—	243	(174)

Adjusted EBITDA	$(9,042)	$(13,784)	$(8,094)	$(35,073)	$(25,097)

Total

Reconciliation of GAAP operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(23,175)	$104,168	$(3,483)	$62,451	$(13,933)
Other income (expense), net	248	(49)	(228)	1,674	(661)
Acquisitions related intangible asset amortization	1,029	1,072	1,169	3,191	2,916
Depreciation and amortization	3,287	2,972	3,234	9,287	9,603
Loss (Gain) on excess office facilities	243	—	—	243	(174)
Restructuring and other charges	10,724	1,539	438	13,872	7,850
Stock-based compensation	1,602	1,722	2,957	5,667	8,250
Gain on sale of patents and other technology assets, net of costs	—	(117,933)	—	(116,353)	—

Adjusted EBITDA	$(6,042)	$(6,509)	$4,087	$(19,968)	$13,851